Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-163866) on Form S-3 of Retail Opportunity Investments Corp. of our reports dated September 2, 2010, relating to our audits of the Statements of Revenues and Certain Expenses of Happy Valley Town Center and Oregon City Point, for the year ended December 31, 2009, included in this Current Report on Form 8-K/A.

/s/ PKF LLP

New York, New York
September 3, 2010